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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 22, 2008

NEOHYDRO TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

NEVADA	333-149680
(State or other jurisdiction of incorporation)	(Commission File No.)

200 Centennial Avenue
Suite 200
Piscataway, New Jersey 08854
(Address of principal executive offices and Zip Code)

732-377-2000
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

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ITEM 7.01     REGULATION FD DISCLOSURE

     Today we announced the following:

1)

the terms of our licensing agreement with Neohydro Corp. have been completed. Neohydro Corp., will grant to Neohydro Technologies all of the patent and intellectual rights of the use in the business of the sale, marketing and distribution of Neohydro Corp.’s water sterilization technology, proprietary high voltage electrolysis devisce that transforms water solely for Industrial Applications. In exchange for the license, Neohydro Technologies Corp., will issue an amount equal to the value of 20% of the issued and outstanding shares of its common stock to Dean Themy.

2)	Venugopal Rao Balla has resigned as our officer and director.

3)	Dean Themy has been appointed our President, Principal Accounting Officer, Principal Executive Officer, Principal Financial Officer, Treasurer and Nicholas Kamboras has been appointed our Secretary.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

	Exhibits	Document Description

	99.1	Press release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 22nd day of September, 2008.

NEOHYDRO TECHNOLOGIES CORP.

BY:   DEAN THEMY
         Dean Themy
         President, Principal Accounting Officer,
         Principal Executive Officer, Principal
         Financial Officer, Treasurer and a member of
         the Board of Directors.